2003 Proxy Draft




                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X ] Preliminary Proxy Statement    [_] Confidential, For Use of the Commission
                                         Only (As Permitted by Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EMAGIN CORPORATION

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:



[_] Fee paid previously with preliminary materials.



[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.:


    (3) Filing Party:


    (4) Date Filed:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
             NOTICE OF 2002 AND 2003 ANNUAL MEETINGS OF STOCKHOLDERS
                           TO BE HELD ON JULY 2, 2003

         To our Stockholders:

         The 2002 and 2003 Annual Meetings of Stockholders (the "Annual Meeting") of eMagin Corporation ("eMagin" or the "Company") will be held at the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, July 2, 2003, beginning at 11:00 a.m. local time, to consider the following proposals:

          1. To elect 3 directors to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal (Proposal No. 1);
          2. To amend the Company's certificate of incorporation to increase the
             authorized  amount  of  capital  stock  from  100,000,000   shares
             to 200,000,000 shares (Proposal No. 2);
          3. To authorize our Board of Directors, in its discretion, to amend our certificate of incorporation to effect a one-for-ten reverse stock split without further approval from our stockholders
            (the "Reverse Stock Split") (Proposal No. 3); 4. To adopt eMagin's
             2003 Stock Option Plan (Proposal No. 4);
          5. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants for fiscal years 2002 and 2003
             (Proposal No. 5); and
          6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

         These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about June 9, 2003, to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of eMagin common stock (AMEX: EMA) on May 28, 2003, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

         Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the Proxy card and retain the bottom portion of the card as your admission ticket. Registration will begin at 10:00 a.m., and seating will begin at 10:30 a.m. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

         We thank you for your cooperation in returning your proxy as promptly as possible.

                                          By Order of the Board of Directors,
                                          /s/ Susan K. Jones
                                          Executive Vice President and Secretary

May [  ], 2003, Hopewell Junction, New York

--------------------------------------------------------------------------------
IMPORTANT: Please SIGN, DATE, and RETURN the enclosed Proxy or submit your Proxy by telephone or the Internet immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                Page

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING..................................................1
   What is the purpose of the Annual Meeting?....................................................1
   Who is entitled to vote at the meeting?.......................................................1
   Who can attend the meeting?...................................................................1
   Why is the Company soliciting proxies?........................................................2
   What constitutes a quorum?....................................................................2
   How do I vote?................................................................................2
   Can I vote by telephone or electronically?....................................................2
   Can I change my vote after I return my Proxy card?............................................2
   What are the Board's recommendations?.........................................................3
   What vote is required to approve each item?...................................................3

INFORMATION ABOUT STOCK OWNERSHIP................................................................4
   How much stock is owned by 5% stockholders, directors, and executive officers.................4

INFORMATION ABOUT THE BOARD OF DIRECTORS.........................................................5
   How often did the Board meet during fiscal 2000?..............................................6
   What committees has the Board established?....................................................6
   How are directors compensated?................................................................6

INFORMATION ABOUT THE EXECUTIVE OFFICERS.........................................................7
   Executive Compensation........................................................................7
   What is the Company's philosophy of executive officer compensation............................7
   Report of the Compensation Committee of the Board of Directors................................7
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value.............11
   Employment Agreements........................................................................12
   Report of the Audit Committee of the Board of Directors......................................12
   Certain relationships and related transactions...............................................13

DISCUSSION OF PROPOSAL ITEMS RECOMMENDED BY THE BOARD...........................................15

   ITEM 1--PROPOSAL FOR ELECTION OF DIRECTORS...................................................15

   ITEM 2--PROPOSAL FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION ..........................18

   ITEM 3--PROPOSAL FOR THE ONE-FOR-TEN REVERSE STOCK SPLIT.....................................20

   ITEM 4--PROPOSAL FOR THE ADOPTION OF THE 2003 STOCK OPTION PLAN..............................25

   ITEM 5--PROPOSAL FOR THE APPOINTMENT OF INDEPENDENT AUDITORS.................................29

OTHER MATTERS...................................................................................29

ADDITIONAL INFORMATION..........................................................................29

                                     eMagin
                                  2070 Route 52
                           Hopewell Junction, NY 12533
                                 (845) 892-1900
                             ----------------------

                                 PROXY STATEMENT
                             -----------------------


         This Proxy Statement is solicited on behalf of the Board of Directors and contains information related to the annual meeting (the "Annual Meeting") of stockholders of eMagin Corporation ("eMagin" or the "Company") to be held on Wednesday, July 2, 2003 beginning at 11:00 a.m. in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, and at any postponements or adjournments thereof.

         eMagin's 2002 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies by eMagin is to be made.

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

         At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including the election of directors, amending the Company's certificate of incorporation to increase the authorized amount of capital stock, effecting a one-for-ten reverse stock split, adopting the eMagin 2003 Stock Option Plan, and ratification of the appointment of the Company's independent accountants. In addition, management will report on the performance of the Company during fiscal years 2001 and 2002 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

         Stockholders of record at the close of business on May 28, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of that record date, the Company had outstanding and entitled to vote [ ] shares of common stock. The common stock is the only class of stock of eMagin that is outstanding and entitled to vote at the Annual Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of eMagin common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one Proxy card. You must sign and return each of the Proxy cards received to ensure that all of the shares owned by you are represented at the Annual Meeting.

Who can attend the meeting?

         Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10 a.m., and seating and product demonstrations will begin at 10 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

         For registered stockholders, the bottom portion of the Proxy card enclosed with the Proxy Statement is their Annual Meeting admission ticket. Beneficial owners with shares held in "street name" (that is, through an intermediary, such as a bank or broker), should request tickets in writing from Investor Relations, eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533 (or by facsimile to 845-892-1901) and include proof of ownership, such as a copy of a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Please note that if you hold your shares in "street name" you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Why is the Company soliciting proxies?

         Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors of eMagin (the "Board" or the "Board of Directors") solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy card.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and on the record date will constitute a quorum permitting the meeting to conduct its business. As noted above, as of the record date, [ ] shares of eMagin common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least [ ]votes will be required to establish a quorum.

How do I vote?

         If you complete and properly sign the accompanying Proxy and return it to the Company, it will be voted as you direct. Unless contrary instructions are given, shares will be voted in accordance with the Board of Directors' recommendations on each of the enumerated proposals and in the proxy holders' discretion with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Can I vote by telephone or electronically?

         If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy card. If your shares are held in "street name," please check your Proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed proxy card.

         The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Standard Time) on July 1, 2003.

Can I change my vote after I return my Proxy card?

         A Proxy may be revoked by giving the Secretary of eMagin written notice of revocation at any time before the voting of the shares represented by the Proxy. A stockholder who attends the meeting may revoke a Proxy at the meeting. Attendance at the meeting will not, by itself, revoke a Proxy.

         Abstentions and broker non-votes. While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

What are the Board's recommendations?

         Unless you give other instructions on your Proxy card, the persons named as proxy holders on the Proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

o    for election of the nominated slate of directors (see page 13);

o for amending the Company's certificate of incorporation to increase the authorized amount of capital stock from 100,000,000 shares to 200,000,000 shares (see page 16);

o for authorizing our Board of Directors to amend our certificate of incorporation, in its discretion, to effect a one-for-ten reverse stock split without further approval from our stockholders (see page 16);

o    for adopting the eMagin 2003 Stock Option Plan (see page 26); and

o for ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for fiscal years 2002 and 2003 (see page 15);

         Proposal No. 2 is required pursuant to the April 2003 Global restructuring documents filed with the Securities and Exchange Commission in our Form 8K dated April 28, 2003. These documents contained an event of default requiring the Company to take appropriate steps to raise additional capital pursuant to the Company's business plan, including the authorization of 100 million additional shares of Common Stock. This event of default was requested by the secured lenders to improve the Company's access to capital in the future should additional capital be necessary, or as determined necessary to improve the success prospects of the Company and to pay off the Secured Notes and interest when they become due.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting. A properly executed Proxy marked "WITHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

         Adopting the 2003 Stock Option Plan and ratification of the appointment of Grant Thornton LLP as the Company's independent public accountants and auditors for fiscal years 2002 and 2003, will each require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Amending the certificate of incorporation and approving a one for ten reverse stock split will each require the affirmative vote of the holders of at least a majority of the shares of common stock outstanding on the record date.

                        INFORMATION ABOUT STOCK OWNERSHIP

How much stock is owned by 5% stockholders, directors, and executive officers?

         The following table sets forth the number of shares known to be owned by all persons who own at least 5% of eMagin's outstanding common stock, the Company's directors, the executive officers named in the summary "Annual Compensation" table on page 10, and the directors and executive officers as a group as of May 20, 2003, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

------------------------------------------------------------ ------------------------- ----------------------
                                                                   Common Stock            Percentage of
Name of Beneficial Owner                                        Beneficially Owned        Common Stock**
------------------------------------------------------------ ------------------------- ----------------------

------------------------------------------------------------ ------------------------- ----------------------
Stillwater LLC (1)                                                         13,906,589                  28.4%
------------------------------------------------------------ ------------------------- ----------------------
Travelers Insurance Company (2)                                             9,579,850                  24.2%
------------------------------------------------------------ ------------------------- ----------------------
Ginola Limited (3)                                                          5,970,926                  14.3%
------------------------------------------------------------ ------------------------- ----------------------
Gary W. Jones (4)                                                           4,977,225                  11.9%
------------------------------------------------------------ ------------------------- ----------------------
Susan K Jones (4)                                                           4,977,225                  11.9%
------------------------------------------------------------ ------------------------- ----------------------
SK Corporation (5)                                                          2,700,792                   7.1%
------------------------------------------------------------ ------------------------- ----------------------
Jack Rivkin (7)                                                               956,184                   2.5%
------------------------------------------------------------ ------------------------- ----------------------
K.C. Park (6)                                                                 664,082                   1.7%
------------------------------------------------------------ ------------------------- ----------------------
Claude Charles (8)                                                            130,000                      *
------------------------------------------------------------ ------------------------- ----------------------
All Directors and Executive Officers as a Group (9)                         6,727,491                  16.4%
------------------------------------------------------------ ------------------------- ----------------------

* Less than 1% of the outstanding common stock.


** Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 20, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 37,859,063 shares of common stock outstanding on May 20, 2003, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of May 20, 2003, as described below.


         The fully diluted number of shares outstanding as of May 20, 2003, assuming the exercise of all outstanding options and/or warrants and the conversion of all convertible notes, is 76,886,042 shares.

     (1) This figure represents:

          (i) 1,053,022 shares owned by Stillwater LLC, which includes 961,597 shares owned by Rainbow Gate Corporation, in which Mr. Sackler is the investment manager of the corporation;

          (ii)warrants held by Stillwater LLC to purchase 5,223,966 shares, which includes

               (a) a warrant to purchase 300,000 shares that may not be exercised by Stillwater LLC so long as Stillwater LLC is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the common stock of eMagin for purposes of
                    Section 16 of the Securities Exchange Act of 1934, and


               (b) a warrant to purchase 289,310 shares held by Rainbow Gate Corporation, in which Mr. Sackler is the investment manager of the corporation;

          (iii)options held by Stillwater LLC to purchase 1,733,335 shares held by Travelers and its affiliates TRAL and Citicorp; and


          (iv)convertible notes held by Stillwater LLC to purchase 5,896,266 shares.

     (2) Shares are owned by Travelers and its affiliates TRAL and Citicorp. This figure includes warrants held by Travelers and Citicorp to purchase 1,651,843 and 127,292 shares of common stock respectively.


         Address: Citigroup Inc. 399 Park Avenue, New York, NY 10043.


     (3) This figure represents:

          (i) 1,476,936 shares owned by Ginola Limited, which includes 119,116 shares owned by Ogier Trustee Limited and 396,223 shares owned by Crestflower Corporation.. Ginola Limited disclaims beneficial ownership of the shares owned by Crestflower Corporation and Ogier Trustee Limited;

          (ii) warrants held by Ginola Limited to purchase 1,965,764, which includes a warrant to purchase 42,858 shares held by Techalpha LLC, as to which Ginola Limited disclaims beneficial ownership;

          (iii)options held by Ginola Limited to purchase 666,667 shares held by Travelers and its affiliates TRAL and Citicorp; and

          (iv) convertible notes held by Ginola Limited to purchase 1,861,559 shares.

     (4) This figure represents shares owned by Gary Jones and Susan Jones who are married to each other, including (i) 1,967,094 shares of common stock issuable upon exercise of stock options held by Gary Jones and (ii) 1,959,066 shares of common stock issuable upon exercise of stock options held by Susan Jones. Does not include (i) 2,690,252 shares of common stock issuable upon exercise of stock options held by Gary Jones that are not presently exercisable and are not exercisable within 60 days of April 28, 2003, and (ii) 1,536,931 shares of common stock issuable upon exercise of stock options held by Susan Jones that are not presently exercisable and are not exercisable within 60 days of April 28, 2003.

     (5) This figure represents 2,495,313 shares owned by SK Corp. This figure also includes warrants held by SK Corp. to purchase 205,479 shares of common stock.

     (6) This figure represents shares owned by K.C. Park. This figure includes 663,910 common stock shares issuable upon exercise of stock options. Does not include 805,206 shares of common stock issuable upon exercise of stock options that are not presently exercisable and are not exercisable within 60 days of April 28, 2003.

     (7) These shares are owned by Jack Rivkin. This figure includes warrants held by Mr. Rivkin to purchase 303,933 shares of common stock, 253,333 common stock shares issuable upon exercise of stock options and convertible notes held to purchase 398,918 shares.

     (8) This figure represents 130,000 common stock shares issuable upon exercise of stock options by Charles Claude.

     (9) This figure includes (i) warrants to purchase 303,933 shares of common stock, (ii) 4,973,403 shares of common stock issuable upon exercise of stock options, and (iii) a convertible note to purchase 398,918 shares.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

         The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reasons of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in "Item 1 - Proposal for the Election of Directors" on page 13.

How often did the Board meet during fiscal 2001 and 2002?

         During 2001, the Board of Directors held 14 meetings. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served. The Board also approved certain actions by unanimous written consent.

         During 2002, the Board of Directors held 19 meetings. Each incumbent director attended more than 75% of the total number of meetings of the Board and committees on which he served. The Board also approved certain actions by unanimous written consent.

What committees has the Board established?

         The Board of Directors has standing Executive, Compensation, and Audit Committees. Information concerning the membership and function of each committee is as follows:

                           BOARD COMMITTEE MEMBERSHIP

----------------------------------- --------------------- ----------------------- -----------------------
                     Executive Compensation Committee Audit
Name                                     Committee                                      Committee
Claude Charles                                                                              *
Jacob Goldman
Gary W. Jones                                **
Jack Rivkin                                  *                      *                       **
----------------------------------- --------------------- ----------------------- -----------------------

* Member of Committee
** Chairman of Committee

Executive Committee. The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings, subject to Board approval. Messrs. Jones, Rivkin and Khan, prior to his resignation in April 2003, were members of the Executive Committee during 2002. The Executive Committee met twice during 2002.

Compensation Committee. The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Mr. Rivkin was the sole member of the Compensation Committee during 2002. The Compensation Committee met once during 2002.

Audit Committee. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the selection of independent public accountants. The functions of the Audit Committee and its activities during 2001 and 2002 are described in more detail under the heading "Report of the Audit Committee". During the year, the Board examined the composition of the Audit Committee in light of the adoption by The American Stock Exchange, Inc. (the "Amex") of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Amex's new rules. During 2002, the Audit Committee held 4 meetings.

How are directors compensated?

         Non-management directors receive options under the 2000 Stock Option Plan (the "2000 Plan"). Under the 2000 Plan, a grant of options to purchase 40,000 shares of common stock will automatically be granted on the date a director is first elected or otherwise validly appointed to the Board with an exercise price per share equal to 100% of the market value of one share on the date of grant. Such options granted will expire ten years after the date of grant and will become exercisable in four equal installments commencing on the date of grant and annually thereafter. In addition to the 40,000 shares of common stock automatically granted upon joining the Board, Directors thereafter receive an annual grant of options to purchase 10,000 shares of common stock at the fair market value as determined on the date of grant, which options will vest on December 31 in the year granted. In addition, each non-management director is reimbursed for ordinary expenses incurred in connection with attendance at such meetings. In April 2003, non-management directors were each granted options based on committee assignments consisting of options to purchase 5,000 shares per year for each committee assignment, except for the audit committee participants who would each receive annual options to purchase 15,000 shares. New directors in 2003 would receive initial incentive options to purchase 60,000 shares of eMagin stock

                    INFORMATION ABOUT THE EXECUTIVE OFFICERS


         The executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified.


The current executive officers of the Company are as follows:

Name                         Age       Position
Gary Jones                   47        President,  Acting  Chief  Financial  Officer,  Chief  Executive  Officer  and
                                       Chairman of the Board of Directors
K.C. Park                    66        President, Virtual Vision, Inc., a wholly-owned subsidiary of the Company
Susan K. Jones               51        Executive Vice President, Chief Strategy Officer and Secretary

                             Executive Compensation

What is the Company's philosophy of executive officer compensation?

The Compensation Committee of the Board of Directors has furnished the following report concerning the philosophy underlying the Company's compensation of executive officers.

Report of the Compensation Committee

         The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Company's executive compensation program is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives, to align the interests of executive management with those of the stockholders, and to incentivize and reward both short and long term performance based on the success of the Company in meeting its development milestones and business objectives. The Compensation Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

         Components of Compensation. Each executive officer's compensation package is generally comprised of the following elements: (1) A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each officer's position; (2) A performance-based annual bonus; (3) Periodic grants of stock options to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Annual or quarterly cash bonuses related to the performance of the Company may be made to executive officers in the sales and marketing functions, and other executive officers in certain other circumstances, for such executive officer's functional area. Executive officers are also eligible to participate in compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the eMagin Employee Savings and Protection Plan ("401(k) Plan").

         The Compensation Committee believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

         Base Salary. Base salaries for executive officers are set at levels believed by the Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company, the salary levels in effect for comparable positions in similarly situated companies within relevant industries, and internal comparability considerations. Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. All such recommendations are subject to approval or disapproval by the Compensation Committee. Other than provisions provided for in Employment Agreements, changes in base salaries of executives are based on an evaluation of the personal performance of the executive, prevailing market practices, and the performance of the Company as a whole. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

         Cash-Based Incentive Bonus. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a significant portion of each executive officer's annual compensation at risk.

         Stock Options. The Compensation Committee believes that equity participation is a key component of the Company's executive compensation program. Stock options are awarded by the Compensation Committee to executive officers primarily based on potential contributions to the Company's growth and development and marketplace practices. These awards are designed to retain executive officers and to motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options provide an effective incentive for management to create stockholder value over the long term because the full benefits of the option grants cannot be realized unless an appreciation in the price of the Company's common stock occurs over a number of years.

         Variable Bonus. The Compensation Committee may award annual or interim Special Bonuses in the form of cash, stock options, or restricted stock to executive management and employees for achieving certain milestones, progress made in the staff and organizational development of the Company, and advances in the market acceptance and commercialization of the Company's technology.


         Compensation of Chief Executive Officer. Mr. Jones's base salary as of December 31, 2002 was $305,095 of which he received $136,049.85. In July 2002, Mr. Jones was granted 444,344 stock options for deferring compensation from January through July 15, 2002. In October 2002, Mr. Jones was granted 349,583 stock options for deferring compensation from July 15, 2002 through October 8, 2002. The Compensation Committee awarded Mr. Jones a bonus of 750,000 stock options for the combined years 2001 and 2002, which were issued in January 2002, for accomplishments in readying the company's product, market, and capability. Additionally, Mr. Jones received an award of 45,900 options as part of a general retention award.

                                                          Compensation Committee

                                                                     Jack Rivkin

Compensation Committee interlocks and insider participation

         Mr. Rivkin and Mr. Reddy served as the members of the Compensation Committee during the fiscal year 2001. Mr. Reddy resigned as a director of the Company in December 2001. Mr. Rivkin served as the sole member of the Compensation Committee during the fiscal year 2002. None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. None of the members of the Executive Performance Subcommittee is or has been an officer or employee of the Company or any of its subsidiaries.

Summary compensation table for named executive officers

         The following table provides information about the total compensation for services in all capacities to the Company or its subsidiary for the last three fiscal years of those persons who at December 31, 2002, were (i) the Chief Executive Officer of the Company and (ii) the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers").

                                                                                                  Long-Term
                                                                                                Compensation
                                                                                             Awards (Securities
                                                                              Other Annual
             Name and Positions               Year     Salary     Bonus       Compensation   Underlying Options)
=================================================================================================================
Gary W. Jones      President, Chief           2002  136,050              0(1)               0          1,589,827
                   Executive Officer
                   Acting Chief Financial     2001  234,393              0(1)               0                  0
                   Officer
                   Chairman Director          2000  227,863              0                  0                  0

Susan K. Jones     Executive Vice President,  2002  143,683              0(2)               0          1,293,368
                   Chief Strategy and         2001  189,207              0(2)               0                  0
                   Marketing
                   Officer, and Secretary     2000  183,837              0                  0                  0


K.C. Park          President, Virtual Vision  2002  109,797              0(3)               0            438,310
                                              2001  171,877              0                  0                  0
                                              2000  168,623              0                  0                  0


Andrew P. SavadelisFormer Executive Vice      2002   17,389               (4)               0                  0
                   President and Chief        2001  255,769        112,500(4)               0                  0
                   Financial Officer          2000   91,667         37,500(4)               0                  0


         (1) In 2002 Mr. Jones deferred pay in the amount of $166,522. In January 2002 Mr. Jones was granted a bonus of 750,000 shares awarded for the years 2000 and 2001. Also in January all staff received options based on salary. Mr. Jones received 45,900 options. In July, all officers were granted options for regular pay they agreed to defer. Mr. Jones was granted 444,344 options for deferring pay from January through July 15, 2002. In October Mr. Jones was granted 349,583 options for deferring pay from July 16 through October 8, 2002 until a later undetermined time.

         (2) In 2002 Mrs. Jones deferred pay in the amount of $127,740. In January 2002 Mrs. Jones was granted a bonus of 350,000 shares awarded for the years 2000 and 2001. Also in January all staff received options based on salary. Mrs. Jones received 37,000 options. In April, Mrs. Jones was awarded 300,000 options in recognition of additional duties as Chief Strategy Officer, Chief Marketing Officer, and Secretary. In July, all officers were granted options for regular pay for agreeing to defer their regular pay. Mrs. Jones was granted 324,572 options for deferring pay from January through July 15, 2002. In October Mrs. Jones was granted 281,796 options for deferring pay from July 16 through October 8, 2002 until a later undetermined time.

         (3) In 2002 Dr. Park deferred pay in the amount of $65,735. In January all staff received options based on salary. Dr. Park received 33,600 options. In April, Dr. Park was awarded 100,000 options as compensation for additional duties as President of Virtual Vision. In July, all officers were granted options for agreeing to defer their regular pay. Dr. Park was granted 112,210 options for deferring pay from January through July 15, 2002 until a later undetermined time. In October Dr. Park was granted 192,500 options for deferring pay from July 16 through October 8, 2002.

         (4) Mr. Savadelis was employed for less than a full year in 2000. As such, his salary amount for that year represents salary earned from his start date through the end of the fiscal year. Mr. Savadelis' compensation included an annual salary of $250,000 and a non- milestone-driven bonus of $150,000 to be paid quarterly in the period from September 11, 2000 to September 10, 2001. $37,500 of the non-milestone-driven bonus was paid to Mr. Savadelis during 2000. In addition, the Company paid relocation assistance in the amount of $50,000 in October, 2000. Mr. Savadelis ceased to be employed by the Company in January 2002. In 2003 the Company reached a settlement with Mr. Savadelis in which he received $100,000 for all claims related to his employment agreement.


Options/SARs Grants During Last Fiscal Year


         The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2002.

---------------------- ---------------- -------------- --------------- ------------- --------------------------
                          Number of      % of Total       Exercise      Expiration    Value at Assumed Annual
                         Securities        Options       Price Per       Date (3)      Rates of Stock Price
                         Underlying      Granted in        Share                      Appreciation for Option
                       Options Granted   Fiscal 2002                                           Term
                                             (2)
        Name
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------
                                                                                         5%           10%
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (1)              750,000          15.7%          $ 0.42        1/2/07      82,884        183,153
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (4)               45,900           1.0%          $ 0.42        1/2/07       5,073         11,209
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (7)              444,344           9.3%          $ 0.32       7/14/05      49,106        108,511
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Gary W. Jones (8)              349,583           7.3%          $ 0.18       10/8/05      38,633         85,370
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (1)              350,000           7.3%          $ 0.42        1/2/07      38,679         85,471
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (4)               37,000           0.8%          $ 0.45       1/14/07       4,089          9,036
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (6)              300,000           6.3%          $ 0.83       4/30/05      33,154         73,261
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (7)              324,572           6.8%          $ 0.32       7/14/05      35,869         79,262
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

Susan K Jones (8)              281,796           5.9%          $ 0.18       10/8/05      31,142         68,816
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (4)                  33,600           0.7%          $ 0.42        1/2/07       3,713          8,205
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (5)                 100,000           2.1%        $   0.83       4/30/05      11,051         24,420
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park  (7)                 112,210           2.3%          $ 0.32       7/14/05      12,401         27,402
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

K.C. Park   (8)                192,500           4.0%          $ 0.18       10/8/05      21,274         47,009
---------------------- ---------------- -------------- --------------- ------------- ----------- --------------

         (1) Gary W Jones and Susan K Jones were awarded an additional grant of options during fiscal year 2002 in recognition of their respective contributions to the Company during fiscal years 2001 and 2002.

         (2) All options issued in 2002 vested immediately

         (3) The exercise price of the stock options was based on the fair market value of the stock on the day of the grant.

         (4) Options issued to retain key employees based on a percentage of salary.

         (5) Dr. Park was awarded an additional grant of options during fiscal year 2002 as compensation for additional duties as President of Virtual Vision, Inc.

         (6) Mrs. Jones was awarded an additional grant of options during fiscal year 2002 in recognition of additional duties as Chief Strategy Officer, Chief Marketing Officer, and Secretary.

         (7) Options issued to compensate employees for deferred salary Jan-July 15, 2002.

         (8) Options issued to compensate employees for deferred salary July 16-Oct 8, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


         The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2002 by each of the named executive officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The common stock price at December 31, 2002 was $0.40 per share.




------------------- -------------- -------------- -------------- ---------------- -------------- ----------------
                                                  # of                            Value of
                                                  Securities                      Unexercised
                                                  Underlying                      In-the-money
                                                  Unexercised                     Options at
                                                  Options at                      FY-End
                                                  FY-End                          Exercisable
                    Shares         Value          Exercisable
                    Acquired on    Realized
                    Exercise                                     Unexercisable                   Unexercisable
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

Gary Jones                      -              -        941,110          874,472        214,002                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

Susan K. Jones                  -              -      1,071,362          749,274        161,078                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

K.C. Park                       -              -        419,570          152,571         72,801                0
------------------- -------------- -------------- -------------- ---------------- -------------- ----------------

         In October 2002, the Board allocated options that were not issued due to the unavailability of shares in the 2000 Stock Option Plan. Of the options allocated, the Board allocated 2,000,000 options to Mr. Jones, 1,000,000 options to Mrs. Jones and 500,000 options to Dr. Park. These options may or may not be issued in whole or in part in 2003. These were incentive options to retain the management and staff through a very difficult period


         Compliance with internal Revenue Code Section 162(m) disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance based compensation under the IRS code.

Executive Employment Agreements

         We currently have no Employment Agreements in place with any officers of the company. The Company had Employment Agreements with Gary Jones and Susan Jones that expired on March 16, 2002.

Report of the Audit Committee of the Board of Directors

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee:

The Audit Committee's primary responsibilities fall into three broad categories:

         First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

         Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

         Third, the Committee oversees management's implementation of effective accounting controls and reviews recommendations of the Company's internal auditing program.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program.

         Audit Fees and All Other Fees: The aggregate fees for the audit of eMagin's annual financial statements and the review of Forms 10-Q for the 2001 fiscal year were $143,120 and for the fiscal year 2002 were $137,161. Aggregate fees billed for all other services rendered by Grant Thornton LLP for the 2001 fiscal year were $15,000. The Audit Committee has considered whether the provision for services covered by fees other than audit fees is compatible with maintaining the principal accountant's independence.

Recommendations of the Audit Committee

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2001 and 2002, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of Grant Thornton LLP as the Company's independent auditors for 2002 and 2003, and the Board concurred in its recommendation.

                                                 Members of the Audit Committee:
                                                   [Claude Charles, Jack Rivkin]

Certain relationships and related transactions


         We entered into a consulting agreement dated as of March 16, 2000 with Verus International Ltd., of which Mr. Ajmal Khan is Chief Executive Officer and Mr. Jack Rivkin served as Non-Executive Chairman until he resigned that position in early 2002 upon retirement from Citigroup. Mr. Khan was a member of our Board of Directors, but resigned from such position effective as of April 25, 2003. Mr. Rivkin is a member of our Board of Directors. Terms of the agreement included monthly payments of $15,000 by us to Verus International Ltd. for consulting services rendered during 2001. The term of the agreement expired on March 16, 2002.

         On November 27, 2001, eMagin Corporation entered into a Secured Note Purchase Agreement whereby five accredited initial investors agreed to lend us an aggregate of $875,000 in exchange for (i) 9.00% per annum Secured Convertible Promissory Notes in an aggregate principal amount of $875,000, and (ii) three-year warrants to purchase up to an aggregate of 359,589 shares of our common stock. Messrs. Rivkin and Solomon, who at the time of the transaction were each members of our Board of Directors, participated as investors in the transaction and each invested $125,000 in the Company. In return for such investment, Messrs. Rivkin and Solomon collectively received (i) Secured Convertible Promissory Notes in an aggregate principal amount of $250,000, and
(ii) warrants exercisable for 102,740 of our common shares. Sovereign Bancorp Ltd. also invested $100,000 under the transaction and received (i) a Secured Convertible Promissory Note in an aggregate principal amount of $100,000, and
(ii) warrants exercisable for 41,096 of our common shares. The brother of Mr. Khan, a director of the Company, is an officer of Sovereign Bancorp Ltd. In addition, Mr. Mortimer D.A. Sackler invested $200,000 under the transaction and collectively received (i) Secured Convertible Promissory Notes in an aggregate principal amount of $200,000, and (ii) warrants exercisable for 82,192 of our common shares. As of January 14, 2002, the Secured Note Purchase Agreement was amended to increase (i) the aggregate principal amount of the Secured Convertible Promissory Notes issued thereunder to $1,625,000, and (ii) the number of shares issuable pursuant to the warrants issued thereunder to 1,954,944. Pursuant to these amendments, Mr. Mortimer D.A. Sackler invested an additional $1,000,000 under the Secured Note Purchase Agreement and received (i) additional Secured Convertible Promissory Notes with an aggregate principal amount of $1,000,000, and (ii) additional warrants exercisable for 1,285,589 shares of our common stock. Rainbow Gate Corporation, pursuant to the November 27, 2001 transaction and the January 14, 2002 amendment, invested $300,000 under the transaction and collectively received (i) Secured Convertible Promissory Notes in an aggregate principal amount of $300,000, and (ii) warrants exercisable for 341,945 of our common shares. After the close of the January 14, 2002 amended transaction, Dr. Mortimer D. Sackler purchased from Rainbow Gate Corporation the Secured Convertible Promissory Notes in an aggregate principal amount of $300,000, and (ii) warrants exercisable for 341,945 of our common shares, and subsequently sold such note and warrants to Ginola Limited. At the time of the amendment, the Company also redeemed $250,000 in aggregate principal amount of the then outstanding notes held by three of the initial investors under the agreement. Pursuant to this redemption, the notes held by Mr. Solomon, (who at the time of the redemption was no longer a member of our Board of Directors) and by Sovereign Bancorp Ltd. were redeemed.

         On February 27, 2002, eMagin Corporation and a group of several accredited institutional and individual investors entered into a Securities Purchase Agreement providing for the issuance and sale to the investors of (i) an aggregate of approximately 3.6 million shares of our common stock, and (ii) warrants exercisable for a period of three (3) years from the Closing Date for an aggregate of approximately 1.4 million shares of our common stock (subject to certain customary anti-dilution adjustments). Rainbow Gate Corporation invested $500,000 in the Company under the agreement and received pursuant to such investment (i) 723,275 shares of our common stock, and (ii) warrants exercisable for 289,310 shares of our common stock.

            On June 20, 2002, the Company entered into a $0.2 million Secured Note Purchase Agreement with an investor (the "Bridge Note"). The secured note accrues interest at 11% per annum and was due to mature on November 1, 2005 as a result of a financing we completed in April 2003. The Company also granted warrants, exercisable for a period of five years, to purchase 300,000 shares of common stock with an exercise price of $0.4257 per share to the investor; provided, however, this warrant may not be exercised by the investor so long as the investor is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the common stock of eMagin for purposes of Section 16 of the Securities Exchange Act 1934. The fair value of the warrants issued to this Investor, which approximated $84,000, has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount was amortized into interest expense over the period of the debt. Pursuant to the April 2003 financing described below, the investor agreed, to (a) amend the secured note issued to them, (b) terminate the security agreement dated June 20, 2002 that was entered into in connection with the purchase of the original secured notes and allow the new investors to enter into a new security agreement with him on a pari passu basis in order for eMagin to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in the new financing. The amendments to the note included (i) amending the note issued on June 20, 2002 so as to provide that the note shall be convertible and will have the same conversion price as the notes issued pursuant to the April 2003 secured note purchase agreement, (ii) extending the maturity dates of the note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the note, including provisions relating to interest payments, conversions, default and assignment of the note.

         On April 25, 2003, eMagin Corporation and a group of several accredited institutional and individual investors (collectively, the "Investors") entered into a Global Restructuring and Secured Note Purchase Agreement (the "Secured Note Purchase Agreement") dated as of April 25, 2003 (the "Closing Date") whereby Investors agreed to lend eMagin $6,000,000 in exchange for (i) the issuance of $6,000,000 principal amount of 9.00% Secured Convertible Promissory Notes due on November 1, 2005 (the "Secured Notes") and (ii) Warrants (the "Warrants") to purchase an aggregate of 7,749,921 shares of common stock of eMagin (subject to certain customary anti-dilution adjustments), which Warrants are exercisable for a period of three (3) years. Mr. Rivkin, who at the time of the transaction was a member of our Board of Directors, participated as an investor in the transaction and invested $125,000 in the Company. In return for such investment, Mr. Rivkin received (i) a Secured Convertible Promissory Note in an aggregate principal amount of $125,000, and (ii) warrants exercisable for 161,456 of our common shares. In addition, Stillwater LLC, an entity controlled by Mr. Mortimer D.A. Sackler, agreed to invest an aggregate of $2,600,000 under the transaction and will receive (i) Secured Convertible Promissory Notes in an aggregate principal amount of $2,600,000, and (ii) warrants exercisable for 3,358,300 of our common shares. As part of the transactions, Messrs. Sackler and Rivkin, who were the holders of an aggregate of $1,325,000 principal amount of secured notes that were purchased pursuant to a secured note purchase agreement entered into as of November 27, 2001 (collectively, the "Original Secured Notes"), and Mr. Sackler, who additionally was the holder of a $200,000 principal Bridge Note, agreed to (a) amend their respective Original Secured Notes and Bridge Note issued to them, (b) terminate the Security Agreement dated November 20, 2001 that was entered into in connection with the purchase of the Original Secured Notes and the Security Agreements dated June 20, 2002 that were entered into in connection with the purchase of the Bridge Note and allow the new investors to enter into a New Security Agreement (as defined below) with them on a pari passu basis in order for the Company to continue its operations as a developer of virtual imaging technology. The amendments to the Original Secured Notes and Bridge Note included (i) amending the Bridge Note so as to provide that the Bridge Note shall be convertible and will have the same conversion price as the Notes issued pursuant to the Secured Note Purchase Agreement, (ii) extending the maturity dates of the Original Secured Notes and Bridge Note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the Original Secured Notes and Bridge Note, including provisions relating to interest payments, conversions, default and assignments of the Original Secured Notes and Bridge Note. On April 25, 2003, Mr. Sackler transferred all of his holdings in the Company to Stillwater LLC, a limited liability company in which Mr. Sackler is the sole member.

         The Company believes that the transactions described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arm's length.

              DISCUSSION OF PROPOSAL ITEMS RECOMMENDED BY THE BOARD

ITEM 1--PROPOSAL FOR ELECTION OF DIRECTORS FOR FISCAL YEAR 2002

         At the 2001 Annual Meeting of Stockholders held on July 16, 2001, the stockholders approved the establishment of a classified board of directors, divided into three classes having staggered terms of three years each. Under the classified board provision, the board of directors was divided into three classes, designated Class A, Class B and Class C. Any director in Class A will hold office until the 2002 annual meeting of stockholders; any director in Class B will hold office until the 2003 annual meeting of stockholders; and any director in Class C will hold office until the 2004 annual meeting of stockholders; and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms.

         At the Annual Meeting, the stockholders will elect two Class A directors to serve until the 2004 Annual Meeting of Stockholders and two Class B directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

         Assuming a quorum is present, the four nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominee

         Listed below are the nominees for Class A directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the Company by the director nominees:

Class A Nominees


Name                        Age             Class               Position

Gary W. Jones               46              A                   President, Chief Executive Officer and Director

Jack Rivkin                 59              A                   Director

Gary W. Jones Director since 1992 Mr. Jones is a co-founder of the Company and has served as Chairman, Chief Executive Officer, and President since 1992. Mr. Jones has over 20 years of experience in both public and private companies in the areas of business development, high volume manufacturing, product development, research, and marketing. Prior to founding FED Corporation, the Company's Delaware operating subsidiary, Mr. Jones served as Director of the Device Development and Processing division at MCNC Center for Microelectronics from 1985 to 1992. From 1977 to 1985 Mr. Jones managed both semiconductor manufacturing and research and development programs at Texas Instruments. Mr. Jones has been a director, a member of the Executive Committee of the Board, and Chairman of the Technology Committee of the United States Display Consortium since 1995. Mr. Jones received a B.S. in electrical engineering and physics from Purdue University.

Jack Rivkin                                                  Director since 1996
Mr. Rivkin is an Executive Vice President of Citigroup Investments, Inc. He was Vice Chairman and Director of Global Research at Smith Barney from March 1993 to October 1995. Mr. Rivkin serves on the board of directors of On2 Technologies, Inc, Enherent Corp., and a number of private companies. Mr. Rivkin holds an engineering degree in metallurgy from the Colorado School of Mines and an MBA from Harvard University.

Information With Respect to Director Nominee

         Listed below are the nominees for Class B directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the Company by the director nominees:

Class B Nominees


Name                             Age      Class                 Position

Paul C. Cronson                   46        B                   Director Nominee

Paul C, Cronson                                                 Nominee

Mr. Cronson is Managing Director of Larkspur Capital Corporation, which he founded in 1992. Larkspur is a broker dealer that is a member of the National Association of Securities Dealers and advises companies seeking private equity or debt. Mr. Cronson's career in finance began in 1979 at Laidlaw, Adams Peck where he worked in asset management and corporate finance. From 1983 to 1985, Mr. Cronson worked with Samuel Montagu Co., Inc. in London, where he marketed eurobond issuers and structured transactions. Subsequently from 1985 to 1987, he was employed by Chase Investment Bank Ltd., where he structured international debt securities and he developed "synthetic asset" products using derivatives. Returning to the U.S., he joined Peter Sharp Co., where he managed a real estate portfolio, structured financings and assisted with capital market investments from until 1992. Mr. Cronson received his BA from Columbia College in 1979, and his MBA from Columbia University School of Business Administration in 1982. He is on the Board of Umbanet, in New York City, a private company specializing in email based distributed applications and secure messaging.

Information With Respect to Continuing Directors

         Listed below are the continuing Class C directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years. Such information has been furnished to the Company by the director:


Name                             Age      Class                 Position

Claude Charles                    66        C                   Director

Jacob (Jack) Goldman              81        C                   Director

Claude Charles                                               Director since 2000

Mr. Charles has served as a director since April of 2000. Mr. Charles has served as President of Great Tangley Corporation since 1999. From 1996 to 1998 Mr. Charles was Chairman of Equinox Group Holdings in Singapore. Mr. Charles has also served as a director and in senior executive positions at SG Warburg and Co. Ltd., Peregrine Investment Holdings, Trident International Finance Ltd., and Dow Banking Corporation. Mr. Charles holds a B.S. in economics from the Wharton School at the University of Pennsylvania and a M.S. in international finance from Columbia University.

Dr. Jack Goldman                                             Director since 2003

Dr. Goldman joined our board of directors in February of 2003. Dr. Goldman is the retired senior vice-president for R&D and chief technical officer of the Xerox Corporation. While at Xerox, he founded and directed the celebrated Xerox PARC laboratory. Prior to joining Xerox, Dr. Goldman was Director of Ford Motor Company's Scientific Research Laboratory. He also served as Visiting Edwin Webster Professor at MIT. Dr. Goldman presently serves on the Boards of Directors of Umbanet Inc. and Medis Technologies Inc., and he has served on the Boards of Xerox, General Instrument Corp., United Brands, Intermagnetics General, GAF and Bank Leumi USA. He has also been active in government and professional advisory roles including service on the US Dept. of Commerce Technical Advisory Board, chairman of Statutory Visiting Committee of The National Bureau of Standards (National Institute of Standards and Technology), vice-president of the American Association for the Advancement of Science and president of the Connecticut Academy of Science and Engineering.



                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE ABOVE NOMINEES.

ITEM 2--AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The Board of the Company proposes amending the Company's certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. The Company currently has authorized capital stock of 100,000,000 of shares of common stock and approximately 37,859,063 shares of common stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

         As of May 20, 2003, a total of 37,859,063 shares of the Company's currently authorized shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. If approved, the Company has no present intentions to issue any of the newly authorized shares of common stock

         In addition, the Company's stockholders at the Annual Meeting are being asked to approve a Reverse Stock Split pursuant to which each ten currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The reason for the Reverse Stock Split is to increase the per share stock price. The one for ten reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 10 to 1. Accordingly, as a result of the Reverse Stock Split, the Company will have approximately 96,214,094 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. In the event the Company receives shareholder approval to increase its authorized common stock to 200,000,000 shares, then it will have 196,214,094 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. See Proposal No. 3 for more information regarding the Reverse Stock Split.

         If the shareholders approve both the increase in authorized capital stock (Proposal No. 2) and the Reverse Stock Split (Proposal No. 3), the ratio of issued-to-authorized shares would increase from approximately 1:3 to 1:53. The Company believes this dramatic increase is in the best interest of the Company because it would be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes, without the expense and time of obtaining stockholder approval.


         In addition, one of the effects of proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

         While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

         Unless marked otherwise, proxies received will be voted "FOR" the approval of this Proposal No. 2 amending the certificate of incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

Proposal No. 2 is required pursuant to the April 2003 Global restructuring documents filed with the Securities and Exchange Commission in our Form 8K dated April 28, 2003. These documents contained an event of default requiring the Company to take appropriate steps to raise additional capital pursuant to the Company's business plan, including the authorization of 100 million additional shares of Common Stock. This event of default was requested by the secured lenders to improve the Company's access to capital in the future should additional capital be necessary, or as determined necessary to improve the success prospects of the Company and to pay off the Secured Notes and interest when they become due.

ITEM 3 -- TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT WITH FURTHER APPROVAL FROM OUR STOCKHOLDERS

         Our Board of Directors is seeking approval of an amendment to our certificate of incorporation to give the Board authorization to effect a 1-for-10 reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed 1-for-10 reverse stock split is approved at the annual meeting and the board of directors elects to effect the proposed reverse stock split, each stockholder would receive one new share of common stock for every ten shares of common stock previously held. Immediately after the reverse stock split, the aggregate value of the stockholder's stock would be unchanged, but he or she would hold one-tenth as many shares, with each share having ten times its pre-split value. A copy of the proposed amendment to our certificate of incorporation effecting the 1-for-10 reverse stock split is attached at the back of this proxy statement as Exhibit A.

      The board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment if it determines such action is not in our best interests or the best interest of our stockholders. If the amendment is adopted and filed with the Delaware secretary of state, there will be no change in the number of authorized shares of our common stock.

Reasons for Board Recommendation

If the board of directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders.

      Also, our board of directors has determined that it would be advisable to obtain the approval of our stockholders to effect a reverse stock split that would reduce the number of shares of our outstanding common stock in should it become necessary to increase the trading price of our common stock on The American Stock Exchange on a per share basis, or for other reasons as may develop. We believe that if we are successful in maintaining a higher stock price, our common stock may generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our shares of common stock would have greater liquidity and a stronger investor base. The company share price may increase sufficiently without a need for such a reverse split.

      In addition, The American Stock Exchange normally considers delisting a security that trades for a substantial period of time at a low price per share if the issuer fails to effect a reverse split of such shares with in a reasonable time after being notified by AMEX. Although, we have not been notified by AMEX that we have low selling price issues, we anticipate that the implementation of a reverse stock split would have the effect of increasing, proportionately, the trading prices of our common stock, which could result in a share price high enough to satisfy the AMEX's policies should such an issue arise.

      We believe that continued listing of our common stock on The American Stock Exchange is in our best interests and in the best interests of our stockholders. We also believe that inclusion of our common stock on The American Stock Exchange will maintain the liquidity of our common stock and may minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a continued The American Stock Exchange listing may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We also believe that prospective investors will view an investment in our company more favorably if our shares continue to be listed on The American Stock Exchange and that a low quoted market price per share may discourage potential new investors.

      If AMEX deems it advisable for us to effect a reverse stock split, or if the board of directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders. Such a requirement may become desirable with minimal time to respond. Obtaining stockholder approval of a reverse stock split at the annual meeting of stockholders will enable us to avoid the additional time and expense of holding a special meeting of stockholders should our board of directors determine that it is in our best interest to implement a reverse stock split. As a result, our board of directors will be able to determine the most appropriate time, if ever, to effectuate a reverse stock split. Finally, notwithstanding approval of the reverse stock split proposal by our stockholders, our board of directors may elect to delay or even abandon entirely a reverse stock split if it determines such action is not in the best interests of our company or our stockholders.

      It is not in the Company's current plan to effect such a reverse split, but should it become desirable for any reason, action may need to be taken quickly.

Potential Disadvantages to the Reverse Stock Split

      Reduced Market Capitalization. As noted above, the principal purpose of the reverse stock split would be to help maintain the closing price of our common stock above $1.00. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the board of directors, which will be ten, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

      Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

      Liquidity. Although the board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

      Authorized Shares; Future Financings . Upon effectiveness of such a reverse stock split, the number of authorized shares of common stock that are not issued or outstanding, as of May 20, 2003, would increase from approximately 96,214,094 shares to approximately _196,214,094 shares. As a result, we will have an increased number of authorized but unissued shares of common stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted. See Proposal No. 2 for more information regarding the reverse stock split combined with an increase in our authorized shares of common stock.

Effect on Fractional Shares

      A reverse stock split would result in some stockholders owning a fractional share of common stock. For example, a 1-for-10 reverse stock split were to be implemented, the shares owned by a stockholder with 112 shares would be converted into 11.2 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split will receive, instead, at the discretion of our board of directors, either (i) a cash payment from us in U.S. dollars equal to the value of that fractional share, determined on the basis of the average closing sales price of our common stock on the American Stock Exchange for the 20 trading days immediately preceding the effective date of the reverse stock split (as adjusted for that reverse stock split) or (ii) a cash payment from the transfer agent in an amount equal to such stockholder's pro rata share of the total proceeds from the sale, by the transfer agent on behalf of those holders who would otherwise be entitled to receive a fractional share, of an aggregate of all fractional shares in the open market at the then prevailing prices. No transaction costs will be assessed in connection with the sale of the aggregated shares. You will not be entitled to receive interest for the period between the effective time of the reverse stock split and the date you receive your payment for cashed-out shares.

      If any stockholder owns, in total, fewer than the number of our shares to be converted into one share as a result of the reverse stock split, that stockholder's shares would be converted into a fractional share of stock and that stockholder would receive only cash in place of the fractional share. For example, a 1-for-10 reverse stock split is implemented then stockholders with fewer than ten shares would receive only cash. As a result, the interest of such stockholders in our company would be terminated and such stockholders would have no right to share in our assets or future growth. Based on this example, each stockholder that owns ten shares or more of our common stock prior to the reverse stock split will continue to own one or more shares after the reverse stock split and would continue to share in our assets and future growth as a stockholder, and any stockholder that owns fewer than ten shares would receive only cash in place of the fractional share resulting from the reverse stock split.

Effect of Reverse Stock Split on Options

      The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $6.60 per share.

Effect of Reverse Stock Split on Warrants

      The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a warrantholder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $.75 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,000 shares and the exercise price would be proportionately increased to $7.50 per share.

Implementation and Effect of the Reverse Stock Split

      If approved by our stockholders at the annual meeting, and if a majority of our board of directors determines that effecting a reverse stock split is in our best interests and the best interests of our stockholders, our board will, in its sole discretion, determine the method of dealing with fractional shares. Following such determinations, the board will effect the reverse stock split by directing management to file the certificate of amendment with the Delaware secretary of state at such time as the board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Delaware secretary of state, which we refer to as the effective time. At the effective time, the other amendments approved by our stockholders will be deemed abandoned.

      We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described above, the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. The reverse stock split also will not affect the number of shares of common stock that our board of directors is authorized to issue under our amended and restated certificate of incorporation, which will remain unchanged at 100,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

Exchange of Stock Certificates and Payment for Fractional Shares

      Exchange of Stock Certificates . Promptly after such an effective time, you would be notified that the reverse stock split has been effected. Our stock transfer agent, Computershare Trust Company of New York, whom we refer to as the exchange agent, would implement the exchange of stock certificates representing outstanding shares of common stock. You would be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You would not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We would not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our board of directors (which will be either seven, ten, twelve, fifteen, eighteen, twenty or thirty), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment, without interest, in lieu of such fractional shares. The ownership of a fractional share would not give you any voting, dividend or other rights, except the right to receive payment for the fractional share as described above. IF THIS REVERSE SPLIT WERE TO BE EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

      Effect of Failure to Exchange Stock Certificates . Upon the filing of the amendment to our certificate of incorporation with the Delaware secretary of state, each certificate representing shares of our common stock outstanding prior to the that time would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive, from us or the transfer agent, the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, a holder of such unexchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

No Appraisals Rights

      Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to appraisal rights with respect to the reverse stock split.

Federal Income Tax Consequences

      The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

      In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects.

      A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, if such distribution is treated as an exchange to a stockholder receiving such a payment, the stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. If the fractional share was held by the stockholder as a capital asset then the gain or loss will be taxed as capital gain or loss, and will be long-term capital gain or loss if the stockholder's holding period in the fractional share is greater than one year. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore.

      We will not recognize any gain or loss as a result of the reverse stock split.


                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 10 TO 1 REVERSE STOCK SPLIT.

ITEM 4-- APPROVAL OF THE 2003 EMPLOYEE STOCK OPTION PLAN

         At the Annual Meeting, the Company's stockholders are being asked to approve the 2003 Employee Stock Option Plan (the "2003 Option Plan"). The following is a summary of principal features of the 2003 Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2003 Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Susan K. Jones, at the Company's principal offices at 2070 Route 52, Hopewell Junction, NY 12533.

PURPOSE

         The primary purpose of the 2003 Option Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. In the event that the 2003 Option Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

         The 2003 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2003 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         The following options will be issued under the 2003 Option Plan upon shareholder approval of this proposal:

---------------------------------------- --------------------------------------
Name                                     Number of Options
---------------------------------------- --------------------------------------
Gary Jones                               2,690,252*
---------------------------------------- --------------------------------------
Susan Jones                              1,536,931*
---------------------------------------- --------------------------------------
K.C. Park                                  805,206*
---------------------------------------- --------------------------------------
Claude Charles                             100,000
---------------------------------------- --------------------------------------
Jack Rivkin                                100,000
---------------------------------------- --------------------------------------
All other employees                      2,513,321
---------------------------------------- --------------------------------------
           Total                         6,901,504
---------------------------------------- --------------------------------------
* A portion of these options will be issued to compensate employee for deferred salary.

SHARE RESERVATION

         We have reserved a total of 9,200,000 shares of our common stock for issuance under the 2003 Option Plan. On January 1 of each year for 10 years, starting on January 1, 2004, the share reserve will automatically be increased by a number of shares equal to the greater of:

1)   20% of our outstanding shares on a fully-diluted basis; or

2) that number of shares subject to stock awards made under the incentive plan during the prior 12-month period.

However, the automatic increase is subject to reduction by the board. If the recipient of an option grant does not purchase the shares subject to the option grant before it expires or terminates, the shares that are not purchased again become available for issuance under the 2003 Option Plan.

ADMINISTRATION

         The 2003 Option Plan, when approved, will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. The Board determines all questions of interpretation of the 2003 Option Plan, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

         Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

         Members of the Board of Directors who are eligible employees are permitted to participate in the 2003 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2003 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2003 Option Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

         Under the 2003 Option Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2003 Option Plan.

                                TERMS OF OPTIONS

         The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

         (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2003 Option Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 100% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

         (b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

         (c) EXPIRATION. The Board of Directors, in its discretion, shall fix the expiration of each Option, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2003 Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

         (d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

         (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares, additional issuance of shares, or any like Capital adjustment or the payment of any stock dividend. The total number of shares approved in the plan would not decrease as a result of the exercising of options.

         Except as otherwise provided in the 2003 Option Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

         (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2003 Option Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2003 OPTION PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2003 OPTION PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2003 OPTION PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

         The 2003 Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2003 Option Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2003 Option Plan.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2003 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

REQUIRED VOTE

         The approval of the 2003 Option Plan and the reservation of 9,200,000 shares for issuance requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

         The proxy holders intend to vote the shares represented by proxies to approve, the 2003 Stock Option Plan.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 STOCK OPTION PLAN.

ITEM 5--PROPOSAL FOR THE APPOINTMENT OF INDEPENDENT AUDITORS

         Grant Thornton LLP, independent certified public accountants, audited the financial statements of eMagin Corporation for the 2002 fiscal year. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have selected Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

         The appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Annual Meeting. For purposes of determining the number of shares voting, only votes cast "for" or "against" are included. Abstentions and broker non-votes are not included.

Audit Fees

          Fees related to the services performed by Grant Thornton LLP for the year ended December 31, 2002 were $152,161.

All Other Fees

                  The aggregate fees billed by Grant Thornton LLP for services rendered to the Company, other than services covered in "Audit Fees" for the fiscal year ended December 31, 2002 were $0.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 5:


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

OTHER MATTERS

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy and will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports and Form 10-K.

         Additional copies of eMagin's Annual Report and Form 10-K for the fiscal years ended December 31, 2001 and 2002 may be obtained without charge by writing to the Secretary, eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533. eMagin's Annual Report and Form 10-K can also be found on eMagin's website: www.eMagin.com.

Stockholders Proposals for the 2004 Annual Meeting.

         Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the Company's 2004 Annual Meeting of Stockholders must submit the same to the Secretary, at the Company's principal executive office at 2070 Route 52, Hopewell Junction, NY 12533, no later than [ ].

Proxy Solicitation Costs.

         The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We have retained Georgeson Shareholder Communications, Inc. 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $11,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.



                                          By Order of the Board of Directors,

                                          /s/ Susan K. Jones
                                          Executive Vice President and Secretary

PROXY CARD

                               EMAGIN CORPORATION

               PROXY FOR ANNUAL MEETING TO BE HELD ON JULY 2, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gary Jones , as proxy, with the power to appoint his substitute, to represent and to vote all the shares of common stock of EMagin Corporation (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on July 2, 2003 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

         In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of EMagin Corporation to be held at the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, July 2, 2003, beginning at 11:00 a.m. local time.

         Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-5

1. Election of Directors             --                       FOR                         WITHHOLD
    Nominees:
Class A
         Gary W. Jones                                        [_]                            [_]
         Jack Rivkin                                          [_]                            [_]
Class B
         Paul Cronson                                         [_]                            [_]

--------------------------------------------------------------------------------
    (Except nominee(s) written above)

                                                      FOR       AGAINST         ABSTAIN
2.  Proposal to approve an amendment to               [_]        [_]              [_]
     the Articles of Incorporation to increase
     the number of authorized shares of
     common stock from 100,000,000 to
     200,000,000
                                                      FOR       AGAINST         ABSTAIN
3.  Proposal to authorize our Board of Directors,     [_]        [_]              [_]
     in its discretion, to amend our certificate of
     incorporation to effect a one-for-ten reverse
     stock split without further approval from
     our stockholders
                                                      FOR       AGAINST         ABSTAIN
4. Proposal to approve eMagin's 2003 Stock            [_]        [_]              [_]
    Option Plan

                                                      FOR       AGAINST         ABSTAIN
5. Proposal to ratify Grant Thornton LLP as the
   Company's independent accountants for fiscal       [_]        [_]              [_]
    years 2002 and 2003

If you plan to attend the Annual Meeting please mark this box [_]

Dated:________________, 2003

Signature ______________________________________________________________________

Name (printed) _________________________________________________________________

Title __________________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

TO VOTE BY TELEPHONE:
---------------------
Call the toll free number listed below.

You will be asked to enter a CONTROL NUMBER located at the bottom of this form.

TO VOTE BY INTERNET:

Connect to the website listed below. You will be asked to enter a control number which is located at the bottom of this form. Then follow the instructions. THE WEBSITE for voting is [ ] DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

CALL **TOLL-FREE** [1-800- ] ON A TOUCH-TONE TELEPHONE - ANYTIME. There is no charge to you for this call.

Control Number For Telephone/Internet Voting

Exhibit A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EMAGIN CORPORATION,

                             a Delaware corporation

      eMagin Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is eMagin Corporation.
SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph 4.1:

"Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment with the Delaware Secretary of State, every ten outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.


FOURTH: That this Certificate of Amendment shall be effective as of____________, on _______________.


      IN WITNESS WHEREOF, eMagin Corporation has caused this Certificate to be signed by , its , who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this day of .
                                                     EMAGIN CORPORATION

                                         By:
                                            ------------------------------------

Exhibit B

                               EMAGIN CORPORATION
                         2003 EMPLOYEE STOCK OPTION PLAN


1.       Purposes

This 2003 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with eMagin Corporation or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The term "subsidiary corporation" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

2.       Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

         (i) to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of Common Stock, par value $.001 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

         (ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

         (iii) to determine the terms and provisions of the respective stock option agreements granting ISOs and Non-ISOs (which need not be identical),

         (iv) to interpret the Plan,

         (v) to prescribe, amend and rescind rules and regulations relating to the Plan, and

         (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has bee granted under the Plan is referred to herein as an "Optionee."

(b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to participate in this Plan.

3.       Shares Subject to the Plan

     (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 9,200,000 shares of Common Stock.

(b) Evergreen Share Reserve Increase.

          (i) Notwithstanding subsection 4(a) hereof, on January 1 of each year (the "Calculation Date") for a period of ten (10) years, commencing on January 1, 2004, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the greater of (1) twenty percent (20%) of the Diluted Shares Outstanding or (2) the number of shares of Common Stock subject to Options granted during the prior 12-month period; provided, however, that the Board, from time to time, may provide for a lesser increase in the aggregate number of shares of Common Stock that is available for issuance under the Plan

          (ii) "Diluted Shares Outstanding" shall mean, as of any date, (1) the number of outstanding shares of Common Stock of the Company on such Calculation Date, plus (2) the number of shares of Common Stock issuable upon such Calculation Date assuming the conversion of all outstanding Preferred Stock and convertible notes, plus (3) the additional number of dilutive Common Stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.

     (c) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If the Company repurchases unvested shares acquired pursuant to an Option, the shares of Common Stock so repurchased shall revert to and again become available for issuance under the Plan.

     (d) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


4.       Eligibility

         (a) Subject to subparagraphs (b) and (c) of this Paragraph 4, Options may be granted to key employees, officers, directors or consultants of the Company, as determined by the Board of Directors.


(b) An ISO may be granted, consistent with the other terms of the Plan, to an individual who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more that ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a "Principal Stockholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than five (5) years after it is granted.

(c) A director or an officer of the Company who is not also an employee of the Company and consultants to the Company shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.

(d) Nothing contained in the Plan shall be construed to limit the right to the Board of Directors to grant an ISO and Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options.


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
(e) To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the Common Shares (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporation) to exceed $100,000, such Options shall be treated as a Non-ISO. The provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

5. Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

(b) The purchase price of the Common Shares subject to each Non-ISO shall not be less than 85% of the fair market value of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors in accordance with subparagraph (a) of this Paragraph 5. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted.

(c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in the amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (v) by any combination of the methods of payment described in clauses (i) through (iv) above.

(f) An Optionee shall not have any of the rights of a stockholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.


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
(g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6. Death or Termination of Employment

(a) If employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the Optionee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company, including without limitation commission of a felony, embezzlement or misappropriation of funds or commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

(b) If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the optionee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not them be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 6. After such three-month period, the unexercised Options shall expire. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e) (3) of the Code) shall be deemed to be a termination of such Optionee's employment or other relationship other than voluntarily by the Optionee or for Cause.

(c) If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any options granted to such Optionee may be exercised at any time within twelve months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6. After the three month period, the unexercised Options shall expire.

(d) An Option may not be exercised pursuant to this paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or Such other relationship, or death, and in any event may not be exercised after the expiration of the earlier of (i) the term of the option or (ii) ten (10) years from the date the Option was granted, or five (5) years from the date an ISO was granted if the optionee was a Principal Stockholder at that date.

7. Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

8.       Option Adjustments.

8. Adjustments upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of

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
consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Change in Control. In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving entity; or (3) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Change in Control"), then the vesting of outstanding Options shall be accelerated fifty percent (50%) prior to such Change in Control and the Options terminated if not exercised after such acceleration and at or prior to such Change in Control.

     (c) Securities Acquisition. In the event of (i) any consolidation or merger of the Company with or into any corporation or other entity or person, or any other reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty (50%) of the surviving entity's voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company, then the vesting of outstanding Options shall be fully accelerated.

9. Further Conditions of Exercise.

(a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the Requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other, documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

10. Termination, Modification and Amendment

(a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

(b) The Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.


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
(c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to Options under the Plan.

(d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options the consent of the Optionee thereof.

11. Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options which may have been granted thereunder shall become null and void.

12. Not a Contract of Employment

Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or in another relationship with, the relationship with, the Company.

13. Miscellaneous

(a) Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or other relationship with, the Company.

(b) If an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee, and Options may be granted from time to time to one or more individuals who have not previously been granted options.

(c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan in connection with the acquisition of the business and assets of any corporation, firm, person or association, including options granted to employees thereof who become employees of the Company, nor shall the provisions of the Plan be to limit the right of the Company to grant options Otherwise than under the Plan for other proper corporate purposes.

(d) The Company shall have the right to require the Optionee to pay the Company the cash amount of any taxes the Company is required to withhold in connection with the exercise of an Option.

(e) No award under this Plan shall be taken into account in determining an Optionee's compensation for purposes of an employee benefit plan of the Company.






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